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                                                                  EXHIBIT 10.21


                                OPTION AGREEMENT

     THIS AGREEMENT ("Agreement") made as of this 22nd day of May, 1998 by and between CORGENIX MEDICAL CORPORATION ("Optioner"), a Nevada corporation with principal offices at 12061 Tejon Street, Westminster, CO 80234 and TransGlobal Financial Corporation ("Optionee"), a Florida corporation with principal offices located at 14255 U.S. Highway 1, Suite 253, Juno Beach, Florida 33408.

                                     W I T N E S S E T H

     WHEREAS, Optioner and Optionee deem it to be in their best interest for the Optioner to grant to Optionee an exclusive right and option to purchase and acquire, or facilitate the sale of, in its sole discretion, an aggregate of One Million (1,000,000) shares of the Company's 5% Series A Convertible Preferred Stock and Warrants to purchase an aggregate of One Million (1,000,000) shares of the Company's Common Stock, for an aggregate purchase price of One Million United States Dollars ($1,000,000) (the "Purchase Price"). The Series A Preferred Stock and Warrants are collectively referred to as the "Units".

     NOW, THEREFORE, in consideration of the mutual covenants and provisions contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Optioner and Optionee hereby agree as follows:

     1. The Optioner grants to Optionee the exclusive option to purchase and acquire, or facilitate the sale of, the Units, exercisable by written notice to Optioner on or prior to the expiration of a period of ninety (90) days from and after the date of an order from the Securities and Exchange Commission ("SEC") declaring effective a registration statement covering the Units and the shares of Common Stock issuable upon exercise of the Warrants ("Underlying Shares").

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     2. The purchase price payable by Optionee in the event Optioner purchases the Units shall be equal to the Purchase Price.

     3. In the event Optionee exercises the Option described in paragraph 1 of this Agreement, the closing of this transaction shall occur within ten (10) days of the date of the written notice of exercise described in paragraph 1 of this Agreement. at the offices of Optioner in Westminster, Colorado.

     4. In the event Optionee exercises the Option described in paragraph 1 of this Agreement, the purchase and sale of the Units shall be effected upon the terms and conditions, including the representations and warranties, covenants and remedies, contained in the Offshore Securities Purchase Agreement attached as Exhibit A to this Agreement, mutatis mutandis, to the extent that the Units shall have been registered with the SEC rather than being sold pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

     5. Optioner agrees that it will, upon the demand of Optionee, execute or cause to be executed such assignments, agreements, undertakings or contracts as may be reasonably requested by Optionee for the purpose of carrying out the purposes and provisions of this Agreement.

     6. Optionee shall have no obligation to exercise its option under this Agreement.

     7. Optioner and Optionee agree that prior to the expiration of this Agreement, Optioner will take no action to alter Optioner's Certificate of Designations of Preferences of Series A 5% Convertible, Preferred Stock filed May 14, 1998, without Optionee's prior written consent.

     8. (a) Optionee shall have the right to assign this Agreement and the rights under this Agreement, in whole or in part, to any other party without the consent of Optioner.


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        (b) Optioner shall have no right to assign, sell, transfer, pledge or otherwise dispose of the Units; any other securities of the Optioner; and/or Optioner's obligations under this Agreement without the prior written consent of the Optionee.

        (c) This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereto and may not be changed or terminated orally unless in writing and signed by the party to be charged.

        (d) Governing Law. This Agreement shall be governed by the laws of the State of Florida.

     IN WITNESS WHEREOF , Optioner and Optionee have executed this Agreement on the date first above written.

                                     CORGENIX MEDICAL CORPORATION

                                        /S/ DOUGLASS SIMPSON
                                     -------------------------------------------
                                     (Optioner)
                                     Douglass Simpson, President


                                     TRANSGLOBAL FINANCIAL CORPORATION

                                        /S/ MIKE M. MUSTAFOGLU
                                     -------------------------------------------
                                     (Optionee)
                                     Mike M. Mustafoglu, President



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